Exhibit 10.34

EXECUTION VERSION

Amendment Agreement

dated 14 April 2023

relating to a

Master Credit Agreement

originally dated 18 March 2019

between

ELFA INTERNATIONAL AB

as Borrower

an

Nordea Bank Abp, filial i Sverige

as Lender

This Amendment Agreement (this "Agreement") is dated 14 April 2023 and made between:

(a)	Elfa International AB, registered no. 556516-2012, as borrower (the "Borrower"); and
(b)	Nordea Bank Abp, filial i Sverige as lender (the "Lender").

Background

A.	This Agreement amends a master credit agreement originally dated 19 March 2019 (the "Master Credit Agreement") between the Borrower and the Lender.
B.	This Agreement sets out the terms upon which the Master Credit Agreement is to be amended with effect from the Effective Date (as defined below).
1.Definitions and Interpretation
(a)	In this Agreement:

"Amended Master Credit Agreement" means the Master Credit Agreement as amended by this Agreement.

"Effective Date" means the date on which the Lender gives the notification referred to in paragraph (a) of Clause 4 (Conditions Precedent).

(b)	Unless expressly defined in this Agreement or a contrary intention appears, capitalised terms defined in the Master Credit Agreement, have the same meaning in this Agreement.
2.Amendment

With effect on and from the Effective Date, the parties agree that:

(a)	the definition of “Facility Period” in the Master Credit Agreement shall be read and construed as follows:
Facility Period	the period starting on 1 April 2019 and ending on 31 March 2025 thereafter;

(b)	Clause 6.1 in the Master Credit Agreement shall be read and construed as follows:
6.1.

The Overdraft Facility and the Additional Temporary Overdraft Facility shall be repaid on the last day of the Facility Period. If a Term Loan is granted by the Bank, the Borrower shall repay the original amount of the Term Loan in equal quarterly payments under a period of maximum 5 years or until the last day of the Facility Period, whichever comes first.

3.Representations and Warranties

The representations and warranties of clause 8 (Representations and Warranties) of the Master Credit Agreement are incorporated into this Agreement as though set out herein in full, so that on each of the date of this Agreement and the Effective Date.

4.Conditions Precedent
(a)	The provisions of Clause 2 (Amendment) shall take effect on and from the date on which the Lender notifies the Borrower that it has received or is satisfied that it will receive all of the documents and evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to it, or if earlier, from the date the Lender in its discretion, has waived the receipt of any documents and evidence listed in Schedule 1 (Conditions Precedent).
(b)	If the Lender has not received or waived the receipt of all the documents and evidence in Schedule 1 (Conditions Precedent) in accordance with paragraph (a) of Clause 4 above no later than 30 April 2023, the Master Credit Agreement will not be amended in the manner contemplated by this Agreement.
5.Confirmations

The Borrower confirms that:

(a)	it agrees to the amendment of the Master Credit Agreement as contemplated by this Agreement;
(b)	except as expressly amended or waived by this Agreement, the Finance Documents and its obligations thereunder shall continue in full force and effect;
(c)	any security or guarantee created or given by it under any Finance Document will:
(i)continue in full force and effect; and
(ii)extend to the liabilities and obligations under the Finance Documents as amended by this Agreement; and
(d)	it undertakes to do all such acts or execute all such documents the Lender may reasonably require in order to ensure that the existing Security continues to be in full force and effect.
6.Miscellaneous

This Agreement is a Finance Document for the purposes of the Amended Master Credit Agreement.

7.Governing Law and Jurisdiction

The provisions of Clause 16 (Law and Jurisdiction) of the form Amended Master Credit Agreement shall apply to this Agreement mutatis mutandis.

Confidential

_______________________

This Agreement has been entered into on the date stated at the beginning of this Agreement.

The Borrower ELFA INTERNATIONAL AB
By: /s/ Anders Rothstein Name: Anders Rothstein	By: /s/ Martin Dahlqvist Name: Martin Dahlqvist

The Lender NORDEA BANK ABP, FILIAL I SVERIGE
By: /s/ Marnus Anclerberg Name: Magnus Anclerberg	By: /s/ Susanne Skarlund Name: Susanne Skarlund

Confidential

SCHEDULE 1
Conditions Precedent
1.Corporate Documents
(a)	A copy of the constitutional documents of the Borrower.
(b)	A copy of a resolution of the boards of directors of the Borrower:
(i)	approving the terms of, and the transactions contemplated by, this Agreement and any other Finance Documents and resolving that it executes this Agreement and any other Finance Documents to which it is a party;
(ii)	authorising a specified person or persons to execute this Agreement and any other Finance Documents to which it is a party on its behalf;
(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement and other Finance Documents to which it is a party; and
(iv)	confirming that the guarantees and security provided by it and each Finance Document to which it is a party will remain in full force and effect and that its obligations under such guarantees and security will extend to the liabilities under, and will not be prejudiced by, this Agreement.
2.Finance Documents
(a)	This Agreement duly executed.
3.Other documents and evidence
(a)	A copy of any other authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.